UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 24, 2018 (September 23, 2018)

Kimbell Royalty Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	1-38005	47-5505475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Taylor Street, Suite 810 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 945-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Introductory Note

As previously disclosed, on May 28, 2018, the board of directors of Kimbell Royalty GP, LLC, the general partner (the “General Partner”) of Kimbell Royalty Partners, LP (the “Partnership”), unanimously approved a change in the Partnership’s federal income tax status from that of a pass-through entity to that of a taxable entity via a “check-the-box” election (the “Tax Election”). On September 24, 2018, the Tax Election became effective. In preparation for making this election, on September 23, 2018, the Partnership (i) amended and restated its Second Amended and Restated Limited Partnership Agreement, (ii) amended and restated the Limited Liability Company Agreement of Kimbell Royalty Operating, LLC (the “Operating Company”) and (iii) entered into an exchange agreement with  Haymaker Minerals & Royalties, LLC, EIGF Aggregator III LLC, TE Drilling Aggregator LLC, Haymaker Management, LLC (together, the “Haymaker Holders”), the Kimbell Art Foundation (the “Foundation”), the General Partner and the Operating Company (the “Exchange Agreement”), each as further described below.

Simultaneously with the effectiveness of these agreements, the Haymaker Holders and the Foundation delivered and assigned to the Partnership the 10,000,000 and 2,953,258 common units representing limited partner interests of the Partnership (“Common Units”) they owned, respectively, in exchange for (i) 10,000,000 and 2,953,258 newly issued Class B common units representing limited partner interests of the Partnership (“Class B Units”), respectively, and (ii) 10,000,000 and 2,953,258 newly issued common units of the Operating Company (“OpCo Units”), respectively, pursuant to the terms of the previously announced Recapitalization Agreement, dated as of July 24, 2018 (the “Recapitalization Agreement”). Immediately following that exchange, the Partnership continued to be the managing member of the Operating Company, with sole control of its operations, and owned approximately 51.7% of the outstanding OpCo Units, and the Haymaker Holders and the Foundation owned 37.3% and 11.0%, respectively, of the outstanding OpCo Units. In addition, the owners of Kimbell GP Holdings, LLC, the direct owner of the General Partner (“GP Holdings”), contributed 30,000 Common Units to GP Holdings.

Pursuant to the terms of the Recapitalization Agreement, (i) the Haymaker Holders and the Foundation each will pay five cents per Class B Unit to the Partnership as additional consideration with respect to the Class B Units (the “Class B Contribution” and, such per unit amount, the “Class B Contribution Per Unit Amount”). The Haymaker Holders and the Foundation, as holders of the Class B Units, are entitled to receive cash distributions equal to 2% per quarter on their respective Class B Contribution, subsequent to distributions on the Series A Preferred Units (as defined below) but in preference to distributions on the Common Units.

None of the transactions undertaken as part of the change in the Partnership’s tax status are expected to be taxable to the Partnership. Following the effectiveness of the Tax Election and the completion of the related transactions, the Partnership’s royalty and minerals business continues to be conducted through the Operating Company, which is taxed as a partnership for federal and state income tax purposes. This structure is anticipated to provide significant benefits to the Partnership’s business, including operational effectiveness, acquisition and disposition transactional planning flexibility and income tax efficiency. The foregoing transactions, other than the Tax Election, are referred to herein as the “Recapitalization Transaction.”

Item 1.01.             Entry into a Material Definitive Agreement.

Exchange Agreement

Simultaneously with the closing of the Recapitalization Transaction, the Haymaker Holders, the Foundation, the Partnership, the General Partner and the Operating Company entered into the Exchange Agreement. Pursuant to the terms of the Exchange Agreement, each of the Haymaker Holders and the Foundation can tender its OpCo Units and an equal number of its Class B Units (together, the “Tendered Units”) for redemption to the Operating Company. Each of the Haymaker Holders and the Foundation has the right to receive, at the election of the Operating Company, either a number of Common Units equal to the number of Tendered Units or a cash payment equal to the number of Tendered Units multiplied by the current market price of the Common Units. In addition, the Partnership has the right, but not the obligation, to directly purchase all or a portion of such Tendered Units for either a number of Common Units equal to the number of Tendered Units the Partnership elects to purchase or a cash payment equal to the number of Tendered Units the Partnership elects to purchase multiplied by the current market price of the Common Units. Each of the Haymaker Holders and the Foundation also has the right to receive a cash amount equal to the Class B Contribution Per Unit Amount multiplied by the number of Tendered Units that are redeemed by the Operating Company or that are repurchased by the Partnership.

If the Operating Company elects to require the delivery of Common Units in exchange for any Tendered Units or the Partnership elects to purchase any Tendered Units using Common Units as consideration, the exchange will be on a one-for-one basis, subject to adjustment in the event of splits or combinations of units, distributions of warrants or other unit purchase rights, specified extraordinary distributions and similar events. The Exchange Agreement provides that no party will have the right to exchange its OpCo Units if the Partnership reasonably determines that such exchange would be prohibited by applicable law or regulation.

The preceding summary of the Exchange Agreement is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

LTIP Amendment

As of September 21, 2018, 1,534,846 Common Units of the 2,041,600 Common Units originally reserved under the Kimbell Royalty GP, LLC 2017 Long-Term Incentive Plan (the “LTIP”) remained available for grant. On September 23, 2018, the General Partner entered into the First Amendment to the LTIP. The LTIP Amendment was previously approved by the board of directors of the General Partner and a majority of the limited partners of the Partnership. The LTIP Amendment increased the number of Common Units eligible for issuance under the LTIP by 2,500,000 Common Units for a total of 4,541,600 Common Units, of which approximately 4,034,846 Common Units remain available for grant.

The preceding summary of the LTIP Amendment is qualified in its entirety by reference to the full text of the LTIP Amendment, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.             Unregistered Sales of Equity Securities.

Recapitalization Transaction

As previously reported, in connection with the Recapitalization Transaction (i) the Partnership agreed to issue 10,000,000 Class B Units and 12,953,258 Class B Units, respectively, and (ii) the Operating Company agreed to issue 10,000,000 OpCo Units and 2,953,258 OpCo Units, respectively, in each case, to the Haymaker Holders and the Foundation, pursuant to the terms of the Recapitalization Agreement in exchange for the delivery and assignment by the Haymaker Holders and the Foundation of the 10,000,000 Common Units and 2,953,258 Common Units they owned, respectively, to the Partnership.

This exchange, the terms of which are described in more detail in the Introductory Note to this Current Report on Form 8-K and incorporated herein by reference, occurred on September 23, 2018. The issuance of the foregoing units was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4(a)(2) of the Securities Act.

Merger Transaction

As previously reported, pursuant to the Series A Preferred Unit Purchase Agreement (the “Series A Purchase Agreement”), dated May 28, 2018, by and among the Partnership and the other parties thereto, the Partnership agreed that the purchasers (the “Original Purchasers”) of the Series A Cumulative Convertible Preferred Units of the Partnership (the “Series A Preferred Units”) would distribute the Series A Preferred Units purchased pursuant to the Series A Purchase Agreement to certain of their affiliates (the “Merging Companies”) and that, after the closing of the Recapitalization Transaction and the Tax Election, such Merging Companies would merge with and into a subsidiary of the Partnership (the “Merger Transaction”), with the Partnership’s subsidiary continuing as the surviving entity. On September 24, 2018, the Merger Transaction was consummated. In connection with that transaction, the Partnership retired the Merging Companies’ existing 70,991 Series A Preferred Units and immediately issued an identical number of Series A Preferred Units to certain affiliates of the Original Purchasers, resulting in no change to the total number of Series A Preferred Units outstanding or the ultimate beneficial ownership of such units.

The information set forth under the caption “Series A Preferred Unit Purchase Agreement” in Item 1.01 of the Current Report on Form 8-K filed by the Partnership on June 1, 2018 is incorporated by reference into this Item 3.02. The issuance of the Series A Preferred Units in connection with the Merger Transaction has been undertaken in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 3.03.             Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03.             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Third Amended and Restated Partnership Agreement of the Partnership

Simultaneously with the closing of the Recapitalization Transaction, the General Partner executed the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “Third Amended and Restated Partnership Agreement”). The primary purpose of the entry into the Third Amended and Restated Partnership Agreement was to delete or amend provisions of the Second Amended and Restated Agreement of Limited Partnership of the Partnership to reflect the Partnership’s U.S. federal income tax classification as an entity taxable as a corporation upon the effective date of the Tax Election (the “Tax Amendments”) and to reflect the effects of the Recapitalization Transaction.

In addition to the Tax Amendments, certain additional amendments to the Second Amended and Restated Partnership Agreement were made, which are principally focused on (i) updating section references and making clerical changes and (ii) the creation and rights of the Class B Units and their issuance. Pursuant to the terms of the Amended and Restated Partnership Agreement, the Haymaker Holders and the Foundation, as holders of the Class B Units, are entitled to receive cash distributions equal to 2% per quarter on their respective Class B Contribution, subsequent to distributions on the Series A Preferred Units but in preference to distributions on the Common Units. The Partnership’s public unitholders will still be entitled to receive distributions of available cash, as described in the Third Amended and Restated Partnership Agreement, and their voting rights will not change.

The preceding summary of the Third Amended and Restated Partnership Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

First Amended and Restated Limited Liability Company Agreement of the Operating Company

Simultaneously with the closing of the Recapitalization Transaction, the Partnership executed the First Amended and Restated Limited Liability Company Agreement of the Operating Company (the “First Amended and Restated Company Agreement”).

The primary purpose of amending and restating the Limited Liability Company Agreement of the Operating Company was to reflect the consummation of the Recapitalization Transaction and to implement provisions providing for a multi-member limited liability company. As a result of the Recapitalization Transaction and having multiple members, the Operating Company is being treated as a continuation of the tax partnership previously conducted by the Partnership. Pursuant to the First Amended and Restated Company Agreement, the Partnership is the managing member and each of the Haymaker Holders and the Foundation is a non-managing member. The non-managing members have limited voting rights and are entitled to distributions.

The First Amended and Restated Company Agreement also reflects additional tax provisions to provide that the Operating Company (i) maintain a capital account for each member, (ii) allocate income and losses of the Operating Company based on the members’ respective percentage interest in the Operating Company, (iii) provide the tax characterization of the Operating Company as a continuation of an existing partnership (but not as a publicly traded partnership within the meaning of the Internal Revenue Code), (iv) require that the Operating Company file tax returns and provide certain information to its members and (v) upon liquidation, distribute cash or property to the members in accordance with their respective capital account balances.

At any time, subject to certain restrictions in the Exchange Agreement, any non-managing member may exchange its OpCo Units (together with its Class B Units) for Common Units pursuant to and in accordance with the Exchange Agreement and the Third Amended and Restated Partnership Agreement. The First Amended and Restated Company Agreement provides for certain additional transfer restrictions of OpCo Units (and other equity interests in the Operating Company).

The First Amended and Restated Company Agreement requires that, after setting aside such reserves as the Partnership, in its capacity as the managing member of the Operating Company, determines, within 45 days after the end of each quarter, the Operating Company will distribute its available cash to its unitholders of record on the applicable record date. Pursuant to the terms of the First Amended and Restated Company Agreement, the holders of the Series A Cumulative Convertible Preferred Units of the Operating Company (the “OpCo Series A Preferred

Units”) are entitled to receive distributions in respect thereof prior to the distribution of amounts in respect of the OpCo Units. Thereafter, the Operating Company will distribute its remaining available cash to holders of the OpCo Units on a pro rata basis. The Partnership is the only holder of the OpCo Series A Preferred Units, which are substantively the same as the Series A Preferred Units. The purpose of the OpCo Series A Preferred Units is to ensure that the Series A Preferred Units have a priority on distributions over the OpCo Units.

The preceding summary of the First Amended and Restated Company Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Number	Description
3.1	Third Amended and Restated Agreement of Limited Partnership of Kimbell Royalty Partners, LP, dated as of September 23, 2018.

3.2	First Amended and Restated Limited Liability Company Agreement of Kimbell Royalty Operating, LLC, dated as of September 23, 2018.

10.1

Exchange Agreement, dated as of September 23, 2018, by and among Haymaker Minerals & Royalties, LLC, EIGF Aggregator III LLC, TE Drilling Aggregator LLC, Haymaker Management, LLC, the Kimbell Art Foundation, Kimbell Royalty Partners, LP, Kimbell Royalty GP, LLC and Kimbell Royalty Operating, LLC.

10.2	First Amendment to the Kimbell Royalty GP, LLC 2017 Long-Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBELL ROYALTY PARTNERS, LP

By:	Kimbell Royalty GP, LLC,
its general partner

By:	/s/ Matthew S. Daly
Matthew S. Daly
Chief Operating Officer

Date: September 24, 2018